UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2014

MedAssets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   678-323-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2014, MedAssets, Inc. (the "Company") elected Mr. R. Halsey Wise as a Class I director of the Company. Mr. Wise will serve until the annual meeting of stockholders to be held in June 2014 and until his successor has been elected and qualified. Mr. Wise will serve on the Compensation and Information Technology Committees of the Board of Directors.

In connection with his board service in 2014, Mr. Wise will receive standard director compensation, on a pro-rata basis, in the form of a cash retainer and equity grant, of which the specific amounts and details of each will be determined by the disinterested members of the Compensation Committee of the Board of Directors at a later date.

Other than the foregoing, since the beginning of the Company's last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded or will exceed $120,000 and in which Mr. Halsey had or will have a direct or indirect material interest.

Item 8.01. Other Events.

The Company issued a press release on March 13, 2014 announcing the election of Mr. Wise to the Board of Directors. A copy of the press release is attached as Exhibit 99.1 and is being incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 13, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc. (Registrant)
March 13, 2014 (Date)	/s/ JONATHAN H. GLENN Jonathan H. Glenn Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 13, 2014.